For Immediate Release                                          Contact:

December 21, 2009                                                                                   Robert D. Sznewajs

          President & CEO

          503.598.3240

          sznewajsr@wcb.com

          Anders Giltvedt

          Chief Financial Officer

          503.598.3250

          giltvedta@wcb.com

West Coast Bancorp Announces Filing of Registration Statement
and Planned Rights Offering

Lake Oswego, OR—West Coast Bancorp (the “Company”) (NASDAQ: WCBO) announced today that it has filed a registration statement with the Securities and Exchange Commission (the “SEC”) with respect to a $10 million rights offering of common stock to its shareholders.  The Company plans to distribute to its common shareholders non-transferable rights to subscribe for and purchase up to an aggregate of 5,000,000 shares of its common stock at a subscription price of $2.00 per share.  Based on the number of shares of common stock currently outstanding, it is currently anticipated that each shareholder’s basic subscription privilege will entitle the shareholder to purchase a number of shares equal to approximately 32% of the number of shares currently owned by the shareholder.  The Company anticipates that the record date and the number of subscription rights for each share of common stock held of record will be determined at or about the time that the SEC declares the Company’s registration statement effective.  Subscription rights will only be exercisable in whole numbers; the Company will not issue fractional rights and will round all of the subscription rights down to the nearest whole number.  Each whole right will entitle the holder to purchase one new share of common stock at the subscription price.  Shareholders who fully exercise their basic subscription privilege will also be able to exercise an oversubscription privilege.

Rights offering materials, including a prospectus and other items necessary to exercise the rights, will be mailed to shareholders following the time when the registration statement with respect to the rights offering is declared effective by the SEC.  The prospectus will contain important information about the rights offering, including with respect to the exercise period of the rights, and shareholders are urged to read the prospectus carefully when available.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This press release does not constitute an offer to sell or the solicitation of an offer to buy and there will be no sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  When available, copies of the prospectus relating to these securities may be obtained by contacting West Coast Bancorp, Attn: Investor Relations, 5335 Meadows Road – Suite 201, Lake Oswego, Oregon 97035 or via email at laneg@wcb.com.

About the Company

West Coast Bancorp (NASDAQ: WCBO) is a Northwest bank holding company for West Coast Bank.  With $2.7 billion in assets, West Coast Bank operates through 65 locations in Oregon and Washington.  West Coast Bank combines the sophisticated products and expertise of larger banks with the local decision making, market knowledge and customer service of a community bank.

Forward Looking Statements:

Statements in this release regarding future events, performance or results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”) and are made pursuant to the safe harbors of the PSLRA.  Actual results could be quite different from those expressed or implied by the forward-looking statements.  Do not unduly rely on forward-looking statements.  They give our expectations about the future and are not guarantees.  In particular, we may not decide to pursue the rights offering on the terms proposed, if at all, and, even if we do pursue it, the rights offering may not be consummated.  Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.

A number of factors could cause results to differ significantly from our expectations, including, among others, factors identified in our Annual Report on Form 10-K for the year ended December 31, 2008, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, including under the headings “Forward Looking Statement Disclosure” and “Risk Factors.”